Deloitte & Touche LLP
Suite 400
3883 Howard Hughes Parkway
Las Vegas, NV 89169-0924

                                                                  EXHIBIT 16.1

March 28, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of Riviera Holdings Corporation's Form 8-K dated March 28, 2008, and have the following comments:

1. We agree with the statements made in the paragraphs 1, 2, 3, 4 and 5 under item (a).

2. We have no basis on which to agree or disagree with the statements made in the paragraphs 1 and 2 under item (b).



Yours truly,

  /s/Deloitte and Touche LLP